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                                                                   EXHIBIT 10.55

                      DISTRIBUTION SERVICES AGREEMENT FOR
                             HOLIDAY INN WORLDWIDE

     This Distribution Services Agreement is entered into by and between HOLIDAY HOSPITALITY CORPORATION (all of the rights, duties and interests of Holiday Inns, Inc. related to this Agreement having been assigned to and assumed by Holiday Hospitality Corporation on April 28, 1997) doing business as Holiday Inn Worldwide ("HIW"), hereinafter referred to as "HHC", and PEGASUS SYSTEMS, INC., hereinafter referred to as "Pegasus", to be effective as set forth herein.

     1. General Purpose. It is intended by this Agreement to set forth the mutually agreed terms of an agreement pursuant to which Pegasus is to provide HHC services for the processing of transactions and distribution of information in connection with the reservation of HHC hotel rooms as more specifically set forth herein.

     2. Definitions. In connection with this Agreement, the following definitions shall apply:

          (i) Corporate Travel Coordinators. Those persons or entities responsible for the coordination of travel arrangements for corporate travel departments who utilize UltraDirect.

          (ii) Effective Date. The Effective Date of this Agreement shall be the date both parties have executed this Agreement.

          (iii) GDS. One or more of the following Global Distribution Systems:
          Sabre, Galileo, System One, Worldspan or Amadeus or any other Global Distribution System created in the future resulting from a merger or acquisition of any of the GDS's named herein or newly formed at any time during the term of this Agreement with whom HHC has an agreement and with whom Pegasus or its affiliate has an interface.

          (iv) HCC Agreements. Those certain agreements between HCC and Rescom Services, Inc. and HCC and Holiday Inns, Inc. dated December 21, 1994. All of HII's rights, duties and interests under those agreements were assigned to, and assumed by HHC on April 28, 1997.

          (v) HHC Reservation System. HHC's central reservation system.

          (vi) HIW Hotels. HIW Hotels shall mean all Holiday Inn(R) Hotels and, Crowne Plaza(R) Hotels and Resorts Worldwide, and all other properties currently participating in the HHC Reservations System, and at HCC's option, other hotel brands or individual hotels which HCC may develop or acquire during the term of this Agreement.


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          (vii) Housing Reservation Provider. A Housing Reservation Provider is
          any person or entity who has entered into an agreement with Pegasus whereby Pegasus provides an Interface providing the Housing Reservation Provider with the ability to make reservations in the HHC Reservation System.

          (viii) Interface. An Interface is the hardware, software and attendant technical support required to produce computer to computer communications between the HII Reservation System and any one of the following: (i) Reservation Providers, (ii) Housing Reservation Providers, (iii) Third Party Distribution Systems, (iv) TravelWeb or
          (v) Corporate Travel Coordinators.

          (ix) Lodging Connect. A service of Pegasus providing a connection with hotel or other lodging entity reservation systems which enables accessors to make, modify and cancel reservations.

          (x) Lodging Select. A service of Pegasus providing a connection with hotel or other lodging entity reservation systems which enables accessors to obtain information, including, without limitation, availability and rates, on hotel and other lodging properties in response to selected search criteria.

          (xi) Net Reservations. Net Reservations within a particular time period equals the number of reservations processed through one of the Services within such time period, less the number of reservations as to which notice of cancellation in one of the Services is received electronically by one of the Services within such time period and includes Type A & B reservations and cancellations.

          (xii) Pegasus. Pegasus shall mean Pegasus Systems, Inc. and, to the extent the Services provided pursuant to this Agreement are provided by any subsidiary of Pegasus, its subsidiary companies The Hotel Industry Switch Company, The Hotel Clearing Corporation and TravelWeb, Inc.

          (xiii) Private Label Web Site. An Internet site on the World Wide Web initially developed and subsequently maintained by Pegasus in the name of and for the use and benefit of HHC and HIW Hotels with an Interface to Pegasus' Reservation Functionality and HHC's Property Information Database.

          (xiv) Property Information Database. A digital database of HIW Hotels which is (i) capable of being accessed by Third Party Distribution Systems and (ii) where functionality exists, capable of permitting the accessor of the Third Party Distribution System to make, amend and cancel reservations in the HHC Reservation System.



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          (xv) Property Information Distribution Service. A service of Pegasus to provide access to the Property Information Database to Third Party Distribution Systems and, where available, to provide accessors of Third Party Distribution Systems the capability to make and cancel reservations at participating hotels.

          (xvi) Reservation Functionality. The capability to determine room availability for specific dates and to make, change and cancel reservations at a hotel participating in the Reservation Functionality.

          (xvii) Reservation Provider. A Reservation Provider is any person or entity with the present or future capability to connect directly with the UltraSwitch(R) or via a GDS, a Third Party Distribution System, the UltraRes Service, the UltraDirect Service, TravelWeb or HII's Private Label Web Site for the purpose of making reservations with hotels participating in UltraSwitch.

          (xviii) Services. The Services shall mean those services to be provided by Pegasus as set forth herein and specifically identified on Exhibits A, B, C, D, E and F hereof.

          (xix) Status Messages. A Status Message is a message indicating the availability of a room type has changed for a single date in a single property.

          (xx) Third Party Distribution Systems. Internet sites or providers of content to Internet sites with whom Pegasus contracts to provide the Property Information Database and/or Reservation Functionality.

          (xxi) Transactions. For purposes of Sections 7, 12(ii)(c) and 15 of this Agreement, Transactions shall mean a reservation processed through UltraSwitch for an HIW Property received via a GDS or from a person or entity providing Housing Reservation services for meetings and conventions or from a travel agent or Corporate Travel Coordinator or from an accessor of the Internet. Notwithstanding the above, any reservations made by third parties with whom HHC has created a direct UltraRes or UltraDirect interface shall not constitute Transactions for purposes of this definition.

          (xxii) TravelWeb. The registered trade name and service mark of Pegasus for its service to provide Internet access to information on hotels, resorts, airlines and other travel and lodging subjects with the interactive capability to permit an accessor of TravelWeb to make a reservation at an HIW Hotel.

          (xxiii) UltraDirect. A service of Pegasus to provide Corporate Travel Coordinators access to Lodging Select and Lodging Connect capabilities



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          and direct access by travel agents to a participating hotel reservation system by-passing the GDSs.

          (xxiv) UltraRes(SM). UltraRes(SM) is a service of Pegasus to provide an Interface between Housing Reservation Providers and the HHC Reservation System with the capability to provide convention or meeting group room confirmation numbers.

          (xxv) UltraSwitch(R). The UltraSwitch(R) is a service of Pegasus to provide an Interface between Reservation Providers and hotel reservation systems with the capability to provide immediate room confirmation numbers for each hotel property participating in UltraSwitch(R).

          (xxvi) Warrant. The Warrant shall mean that certain Pegasus Systems, Inc. Common Stock Purchase Warrant substantially in the form attached hereto and marked Exhibit G.

     3. Distribution Services Provided by Pegasus. Pegasus hereby agrees to provide to HHC the following distribution services:

          (i) UltraSwitch services as more specifically set forth on Exhibit A attached hereto;

          (ii) UltraDirect services as more specifically set forth on Exhibit B attached hereto;

         (iii) UltraRes services as more specifically set forth on Exhibit C attached hereto;

          (iv) Property Information Distribution Services as more specifically set forth on Exhibit D attached hereto;

          (v) Subject to the provisions of Exhibit E hereto, Private Label Web Site services as more specifically set forth on Exhibit E attached hereto; and

          (vi) TravelWeb service as more specifically set forth on Exhibit F attached hereto.

     4. Schedule of Implementation. The parties hereto shall diligently and in good faith mutually agree upon a schedule of implementation with respect to the provision of the Services and, upon completion, such schedule shall be attached hereto as Schedule I (the




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"Schedule of Implementation"). The Schedule of Implementation may be modified or amended by written agreement of both parties and shall be subject to the terms and conditions set forth herein.

     5. Modifications to HHC Reservation System. HHC agrees to diligently and in good faith cooperate with Pegasus to create an operable and dependable Interface as reasonable and necessary for Pegasus to provide the Services. HHC agrees to modify the HHC Reservation System as required for the Interface as reasonable and necessary to implement the Services.

     6. Designation of Representative. HHC shall designate one person as the primary point of contact with respect to the coordination, implementation and provision of the Services as set forth herein. Pegasus shall designate one person as the primary point of contact with respect to the coordination, implementation and provision of the Services as set forth herein.

     7. GDS Transactions. HHC agrees to process all of the HIW Hotels' GDS Transactions via UltraSwitch and to use its best efforts to migrate one hundred percent (100%) of its GDS Transactions to the UltraSwitch by December 31, 1997 but in no event later than March 31, 1998.

     8. UltraRes and UltraDirect Specifications. Pegasus hereby grants to HHC a royalty free right for ten (10) years from the effective date hereof to use its UltraRes and UltraDirect specifications solely for the purpose of HHC entering into agreements with third parties with whom Pegasus has not contracted to create a direct interface between the HHC Reservation System and providers of meeting and convention reservation services for UltraRes and Corporate Travel Coordinators or travel agents for UltraDirect, as more specifically provided on Exhibits B and C hereto.

     9. Reports. Pegasus shall provide HHC monthly reports providing the information set forth on the reports attached hereto as Schedule 2 and statistical reports of page accesses and reservation transactions on HHC's Private Label Web Site. HHC may request other reports or customized reports which Pegasus, if possible, shall provide to HHC for a mutually agreed fee.

     10. Term of Agreement. Unless earlier terminated as provided herein, the term of this Agreement shall begin upon the Effective Date and shall terminate on the last day of the [*] month after the Effective Date.


                                               *Confidential Treatment Requested


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     11.  GDS Fees. Pegasus will use commercially reasonable efforts to prevent
GDSs from charging HHC any fee or cost for the transfer of HHC's transactions to UltraSwitch. In the event and to the extent HHC is charged any incremental transaction fees by a GDS solely as a result of HHC processing transactions pursuant to this Agreement, Pegasus agrees that it will pay all such fees and agrees to indemnify HHC from and against the payment of such fees as provided in Section 23 hereof.

     12. Fees and Costs. HHC shall pay to Pegasus a fee for each of the Services as follows:

          i.   For Net Reservations processed via the UltraSwitch service --

               a. For the first [*] Net Reservations during each calendar year, [*] per Net Reservation;

               b. For the next [*] Net Reservations during each calendar year, [*] per Net Reservation;

               c. For the next [*] Net Reservations during each calendar year, [*] per Net Reservation;

               d. For the next [*] Net Reservations during each calendar year, [*] per Net Reservation; and

               e. For all Net Reservations in excess of [*] during each calendar year, [*] per Net Reservation.

          For purposes of determining the number of Net Reservations processed via the UltraSwitch service, all Transactions shall be counted.

          ii.  For Status Messages processed via the UltraSwitch service --

               a. For the first [*] Status Messages during each calendar year, [*] for each Status Message;

               b. For the next [*] Status Messages during each calendar year, [*] for each Status Message; and

               c. For all Status Messages in excess of [*] during each calendar year, [*] for each Status Message provided however, in the event the ratio of Status Messages to Net Reservations exceeds [*] during a billing period, there shall be [*] for Status Messages provided, however, in the event the ratio of Status Messages to Net Reservations exceeds [*] during a billing period, all Status Messages in excess of the [*] ratio shall be [*]. Notwithstanding the above and foregoing set forth in this Section 12(ii), subject to HHC's rights of termination set forth herein, for so long as HHC fully performs this contract with respect to all of the Services


                                               *Confidential Treatment Requested


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                    and includes all HIW Hotels and Transactions in the
                    Services, the total fee for all Status Messages during each month shall be [*].

          iii. For each Net Reservation processed via TravelWeb or a Third Party Distribution System -- [*].

          iv. For each Net Reservation originated by a Corporate Travel Coordinator processed via the UltraDirect service -- [*].

          v. For each Net Reservation originated by a travel agent processed via the UltraDirect service -- the lesser of [*] or an amount equal to [*] the Average GDS Fee (as hereinafter defined) but in no event less than [*]. The Average GDS Fee is defined as the average per transaction fee charged during the immediately preceding month to HII by the three largest volume GDSs for processing a Net Reservation.

          vi. For each Net Reservation processed via the UltraRes service -- [*] during the period from the Effective Date to December 31, 1997, [*] during 1998 and [*] from January 1, 1999 to the date of termination of this Agreement.

          vii. For the inclusion of up to [*] properties in the Property Information Distribution Service -- [*] per property per month plus [*] per month for each property in excess of [*] included in the Property Information Distribution Service; provided however, in the event HHC elects to not utilize the Private Label Web Site service as provided in Exhibit E the fee for the Property Information Distribution Service shall be [*] per property included in the service per month.

         viii. Subject to the provisions of Exhibit E hereto, for the Private Label Web Site Services -- the total fee for all Private Label Web Site services shall be [*] per month.

     13. HHC Internal Development Costs. Pegasus hereby agrees to pay HHC [*] for HHC's internal development costs associated with the provision of the Services. Such payment shall be made upon the date HHC begins processing one hundred percent (100%) of its GDS transactions via the UltraSwitch Service.

     14. Waiver of Certain UltraRes and UltraDirect Fees. Notwithstanding the above, Pegasus shall not charge HHC any fee for Net Reservations or any other fee arising out of Net Reservations or other transactions made by third parties with whom HHC contracts direct for UltraRes and UltraDirect service pursuant to and during the term of the License Agreement attached hereto.


                                               *Confidential Treatment Requested

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     15.  Fee Contingency. Except as otherwise specifically permitted hereby,
HHC acknowledges and agrees that the fees set forth herein above for the Services are premised upon and expressly contingent upon HHC fully performing this contract with respect to each and all of the Services and the continued performance by HHC of the HCC Agreements and HHC acknowledges and agrees that in the event HHC shall fail to comply with its obligations to include all HIW Hotels and Transactions in the Services provided hereby or fail to continue to perform HCC's obligations under the HCC Agreements, that such failure shall constitute a breach of the entirety of this Agreement and that HHC shall not be entitled to the benefit of any of the Services for the fees set forth herein.

     16. Billing Statements. Pegasus will provide HHC a monthly billing statement setting forth the following: (i) the number of Net Reservations processed via the UltraSwitch Service and the total fee therefor; (ii) the number of Net Reservations processed via TravelWeb and Third Party Distribution Systems and the total fee therefor; (iii) the monthly fee for Status Messages;
(iv) the number of Net Reservations originated by a Corporate Travel Coordinator processed via the UltraDirect Service and the fee therefor; (v) the number of Net Reservations originated by a travel agent processed via the UltraDirect Service and the fee therefor (including the calculation of the Average GDS Fee) and the fee therefor; (vi) the number of Net Reservations processed via the UltraRes Service and the fee therefor; (vii) the number of properties included in the Property Information Database and the fee therefor;
(viii) the monthly fee for the Private Label Web Site Services; and (ix) any costs, credits or debits otherwise due pursuant to this Agreement. All fees and costs shall be paid in U.S. dollars.

     17. Payment of Fees and Costs. Pegasus will invoice HHC monthly for all fees, and costs owed by HHC to Pegasus pursuant to this Agreement. HHC shall pay each invoice upon receipt and, in any event, within thirty (30) days of receipt of each invoice.

     18. Pricing Guarantee. Pegasus hereby guarantees that the pricing offered to any other hotel company for any of the Services shall not be any more favorable than the pricing set forth herein for the Services provided to HHC. In the event Pegasus enters into an agreement with any other hotel company with more favorable pricing than as set forth in this Agreement, either for the individual services specified herein or for the package, or for any similar or comparable package of services, Pegasus shall notify of such pricing within thirty (30) days of any agreement for such more favorable pricing and shall make such pricing available to HHC and, if accepted by HHC, this Agreement shall be amended to include such pricing.

     19. Right to Audit. HHC shall have the right, upon reasonable notice and exercisable no more than once each calendar year, to audit the records of Pegasus as reasonable and necessary to determine that the transactions reported and the fees paid pursuant to this Agreement are accurate. This right of audit shall be conducted by a reputable independent certified public accounting firm on behalf of HHC. The accounting firm shall execute a Confidentiality
Agreement which shall preclude the dissemination of any information to HHC or any other person or entity except (i) confirmation that the transactions reported and fees paid are accurate or (ii) a statement that the transactions reported or the fees paid are inaccurate and a statement of the correct number of transactions and fees to be paid or (iii) any information consisting of, or based on, HHC's own data, transactions, or other information. Nothing in this Agreement shall preclude



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HHC from examining its own data transactions or other information during business hours and on reasonable notice. All costs incurred with respect to the audit shall be paid by HHC except in the event the audit reveals overpayment by HHC in excess of three percent (3%) of the fees payable during the preceding twelve (12) months or, in the event there has not been transaction processing for at least twelve (12) months during the term of this Agreement, such lesser term for which transaction processing has occurred Pegasus shall pay. Pegasus shall maintain and preserve for at least two (2) years following the end of this Agreement or any renewals complete and accurate records of transactions and fees related to the Services under this Agreement. The exercise of the right to audit by HHC or the acceptance by HHC of any audit reports, statements, credits, or refunds shall be without prejudice to any rights or remedies of HHC and shall not prevent HHC from thereafter disputing the accuracy of any such reports, statements, credits or refunds.

     20. Confidential Information and Proprietary Rights. During the term of this Agreement, it is acknowledged by HHC and Pegasus that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, software, codes, specifications, database and trade secrets ("Confidential Information"). Except as is necessary in connection with the performance of this Agreement and Pegasus' business, information regarding the reservations and other transactions of HHC processed by Pegasus shall be treated as confidential whether or not so marked or otherwise identified as confidential. Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Each party acknowledges that it will have no access to and will not use any of the confidential or proprietary information or related property of the other party, other than as specifically provided for in this Agreement. The provisions of this section will remain binding and in force and effect as long as such information remains confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and all originals of such confidential information shall be returned to the owner at its request at the conclusion of this Agreement. Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Information, as shown by documents and other competent evidence in the receiving party's possession; or
(vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

     21. Use of Trademarks and Tradenames. HHC acknowledges and agrees that UltraSwitch, TravelWeb, UltraSelect, UltraRes, UltraDirect, Lodging Select, Lodging


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Connect, NetBooker and Click-it! Weekends are the service marks of Pegasus and those and any other trademarks owned by Pegasus may not be used by HHC without the prior written consent of Pegasus. Pegasus acknowledges and agrees that Holiday Inn(R), Crowne Plaza(R) and Holidex(R) are service marks of HHC and those and any other service marks owned by HHC may not be used by Pegasus without the prior written consent of HHC. HHC shall be solely and exclusively responsible for the inclusion of its trademark and other intellectual property notices on all information provided to Pegasus in connection with the Services. Pegasus agrees to take reasonable and necessary actions to prevent the deletion of such trademark and other intellectual property notices from the information provided by HHC. Neither party shall have the right to use any intellectual property rights, including without limitation, copyright, trademarks, service marks of the other party or any of its subsidiaries or affiliates except with prior written approval. Neither party acquires any rights in any intellectual property, including without limitation, any trademarks, service marks or copyrights of the other, its subsidiaries or affiliates.

     22.  Software and Intellectual Property.

          (i) Each of the parties hereto represents and warrants to the other that, with respect to all software and other intellectual property in connection with the Services or otherwise required to be furnished pursuant to this Agreement (collectively, the "Intellectual Property"), each either owns the Intellectual Property furnished by it or is fully authorized to deliver the Intellectual Property and to allow the Intellectual Property to be used in connection with the Interface, as contemplated by this Agreement. Should any claim be raised by any third party that the use of any of the Intellectual Property or the delivery of any of the Intellectual Property in connection with this agreement constitutes infringement of any patent, copyright, license or other property right (a "Claim"), the party furnishing such Intellectual Property shall, at its expense, defend any such Claim in accordance with the provisions of
               Section 23 of this Agreement. Should either party be temporarily or permanently enjoined from using any of the Intellectual Property as a result of any Claim, the other party, at its option and own expense, shall either procure the right to continue to use the Intellectual Property free from any Claim or replace or modify the offending Intellectual Property so that its use becomes non-infringing, within fifteen (15) days of the date on which it receives notice of the claim (either such corrective action being referred to herein as a "Correction"). If a Correction is not accomplished, the party who furnished the Intellectual Property resulting in the Claim shall be deemed to be in default of this Agreement, and in such event, Sections 25, 27 and 28 of this Agreement shall control; provided, however, that the fifteen (15) day period specified above shall be deemed to be the applicable cure period under Section 25, and once that fifteen (15) day period has expired without a Correction having occurred, the applicable cure period under
               Section 25 shall be deemed to have expired. Without limiting
               Article 23 of this Agreement, the party who furnished the Intellectual Property resulting in the Claim shall also be obligated to indemnify the other party for any of its losses (such losses being Pegasus' Losses or HHC's Losses, as the case may be, as defined in Section 23 hereof) in connection with any Claim for which a Correction is not made within such fifteen
               (15) day period, in accordance with this Article 22(i).


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          (ii) All reservation transactions and HIW Hotel information and all other data collected by Pegasus pursuant to this Agreement shall remain the sole and exclusive property of HHC and such information and data may not be used in any manner other than in accordance with this Agreement.

     23. Indemnification in the Event of Certain Losses. HHC agrees to indemnify and hold harmless Pegasus, its parents, subsidiaries, franchisees, affiliates and their directors, officers, employees and other stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring on account of HHC's fault and through no fault of Pegasus ("Pegasus' Losses"). Pegasus agrees to indemnify and hold harmless HHC, its parents, subsidiaries, franchisees, affiliates and their directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) (" HHC's Losses") occurring on account of Pegasus' fault and through no fault of HHC. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this section, such indemnified party shall give prompt notice thereof to the indemnifying party and the indemnifying party shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

     24. Events of Default. Subject to Section 25 hereof, any one of the following listed occurrences shall be considered an Event of Default:

          (i) The failure to pay any amount due hereunder within the time required;

          (ii) The refusal or failure to diligently and in good faith perform each and every material provision of this Agreement;

          (iii) The failure of Pegasus to provide the Services on a continual dependable basis; or

          (iv) If either Pegasus or HHC (the "Defaulting Party") becomes insolvent, takes any step leading to its cessation as a going concern, or ceases business operations for reasons other than a strike and other than assignment as allowed by this Agreement, then the other party (the "Insecure Party") may immediately terminate this Agreement upon written notice to the other party unless the Defaulting Party immediately gives the Insecure Party adequate assurance of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to the Defaulting Party, and if this Agreement has not otherwise terminated, then the Insecure



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          Party may suspend all further performance of this Agreement until the
          Defaulting Party assumes or rejects this Agreement pursuant to
          Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Defaulting Party's assumption or rejection will not be a breach of this Agreement.

     25. Occurrence of Default; Notice and Opportunity to Cure. Upon the occurrence of an Event of Default, the non-defaulting party shall give written notice to the defaulting party specifying the alleged default. Except as otherwise specifically set forth herein, the defaulting party shall then be entitled to ten (10) days after receipt of such notice within which to cure any monetary default and thirty (30) days within which to cure any non-monetary default. If the party entitled to cure the Event of Default does not cure the Event of Default within the cure period specified above, then such party shall be deemed to be in default of this Agreement. Any such default shall not relieve the defaulting party from any of its obligations hereunder, and in the event of a default, the non-defaulting party hereunder shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.

     26. Licensee Acknowledgment. Pegasus understands and agrees that most participating hotels are independently owned and operated by licensees, that HHC does not control the day to day operations of licensed hotels, that HHC assumes no liability for the acts or omissions of a licensed hotel. HHC, its parents, subsidiaries, or affiliated companies shall not be liable for any activities of a licensed hotel or for any special, incidental, indirect or consequential damages even if it has been advised of the possibility of such damage.

     27. Termination by HHC. Upon the occurrence of an Event of Default (as defined in paragraph 24 herein-above) by Pegasus and the failure of Pegasus to cure such default after notice and opportunity to cure as provided by Section 25 hereof, HHC may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 25. Notwithstanding any other provision hereof, HII may terminate this Agreement without cause during any Additional Term upon one hundred eighty (180) days prior notice.

     28. Termination by Pegasus. Upon the occurrence of an Event of Default (as defined in paragraph 24 herein-above) by HHC and the failure of HHC to cure such default after notice and opportunity to cure as provided by Section 25 hereof, Pegasus may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 25. Notwithstanding any other provision hereof, Pegasus may terminate this Agreement without cause during any Additional Term upon one hundred eighty
(180) days prior notice.

     29. Termination of TravelWeb Service. Notwithstanding any other provision hereof, after the expiration of [*] from the date the TravelWeb service becomes operable, HHC may terminate the TravelWeb service upon at least sixty (60) days prior written notice to Pegasus.

     30. Termination of UltraSwitch Service. Notwithstanding any other provision hereof, after the expiration of [*] after the date the UltraSwitch service


                                               *Confidential Treatment Requested
described herein becomes operable, HHC may terminate the UltraSwitch Service upon at least ninety (90) days prior written notice to Pegasus provided that HHC has received a bona fide contract offer from a Commercially Viable Entity (as hereinafter defined) to provide services similar to the UltraSwitch Service with a per transaction fee of less than [*] per transaction and with guaranteed levels of performance exceeding those set forth in this Agreement and further provided HHC has provided the proposed third party agreement to Pegasus and Pegasus has failed and refused within sixty (60) days of receipt of such contract to agree to amend the terms of this Agreement to meet or exceed the terms of the third party contract. A Commercially Viable Entity is defined as a solvent entity which has, or whose parents, subsidiaries, affiliates, predecessors or principals have, at least three (3) years experience in providing substantially the same services as the UltraSwitch Service to the hotel industry and who has processed at least two million (2,000,000) Net Reservations during the previous twelve (12) month period.

     31. Force Majeure. Except with respect to the payment obligations set forth herein, it will not constitute an Event of Default if such event listed in Section 24 hereof is caused by or results from acts of God; fire; war; civil unrest; power fluctuations or outages; telecommunication fluctuations; outages or delays; utility failures; or governmental action or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 24, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

     32. Disclaimer, Limitation of Liabilities and Risk of Internet Usage. EXCEPT TO THE EXTENT RESULTING FROM PEGASUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, PEGASUS WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION PROCESSED OR DISTRIBUTED PURSUANT TO THIS AGREEMENT, (ii) ANY CLAIMS OF LIABILITY OF ANY NATURE ARISING OUT OF ANY RESERVATION TRANSACTION PROCESSED PURSUANT TO THIS AGREEMENT (iii) ANY ACT OR FAILURE TO ACT WITH RESPECT TO SUCH INFORMATION OR THE CREATION OR FUNCTIONALITY OF RESERVATION CAPABILITIES UNLESS EXPRESSLY SET FORTH HEREIN, (iv) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF ACCESS TO HHC'S PRIVATE LABEL WEB SITE AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (v) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET OR A THIRD PARTY DISTRIBUTION SYSTEM. EXCEPT AS SET FORTH IN SECTION 33 BELOW, ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY PEGASUS AND WAIVED BY PEGASUS. HHC ACKNOWLEDGES AND AGREES THAT THE OPERATION OF A SITE ON THE INTERNET IS AT PEGASUS' OWN RISK.

     33. Limited Warranty. Pegasus warrants that the purchased services will be fit for their intended purpose, will be free from defects, will conform to stated specifications, will comply with descriptions of the Services set forth herein and will conform to all applicable codes and standards. Pegasus warrants that it has obtained appropriate releases granting HHC complete and unrestricted rights during the term of this Agreement


                                               *Confidential Treatment Requested
to use the services provided. The above warranty shall be for the benefit of HHC, its affiliates, franchisees, successors and assigns. The inspection or acceptance of the Services shall not be a waiver of rights under this warranty. This warranty shall survive delivery and acceptance of the purchased Services. Pegasus further warrants that it has, and shall maintain during the term of this Agreement, a commercially reasonable back-up disaster recovery system. Pegasus further warrants that it will provide reasonable and customary security procedures to protect the integrity of the Web sites and Web pages contemplated by this Agreement.

     34. Right to Repair. Notwithstanding any other provision of this Agreement, in the event Pegasus repairs any material failure in the operation or performance of the Services within twelve (12) hours of notice from HHC requesting such repair or actual knowledge of Pegasus of need of the repair Pegasus shall not be in default of this Agreement and shall not be liable for any damage resulting from such failure, unless resulting from Pegasus' gross negligence or willful misconduct.

     35. No Consequential Damages. Except with respect to the indemnification provisions set forth herein, neither party will be liable to the other for any consequential damages caused or resulting from any breach of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

     36. Management Consultation. Pegasus agrees that it will periodically meet with and provide HHC representatives information regarding service and financial developments of Pegasus to the extent permitted by applicable law.

     37. Warrants. Upon full execution hereof, Pegasus shall execute and deliver to HHC the Warrants (see Exhibit G).

     38. HCC Agreements with Holiday Inns, Inc. and Rescom Services, Inc. It is acknowledged and agreed that there currently exists between HCC and Holiday Inns, Inc. on the one hand and HCC and Rescom Services, Inc. on the other hand two (2) separate agreements relating to Pegasus providing processing services for payment of travel agent commissions. It is also acknowledged and agreed that Rescom Services, Inc. has been issued an option to purchase stock in HCC (the "Option"). With respect to such agreements and the Option, the parties hereby agree:

     (a) upon execution hereof, HHC will execute as assignee of Holiday Inns, Inc. and Pegasus will cause HCC to execute the First Amendment to HCC Participant Agreement attached hereto as Exhibit H and HCC will cause Rescom Services, Inc. to execute and Pegasus will cause HCC to execute the First Amendment to Agreement Between Rescom Services, Inc. and The Hotel Clearing Corporation attached hereto as Exhibit I; and

     (b) HHC will cause Rescom Services, Inc. and Pegasus will cause HCC to execute the Termination of Option and Cancellation of Note agreement attached hereto as Exhibit K at the time of execution of this Agreement.

     39. Insurance Certificates. Pegasus shall forward to the Risk Management Department of HHC at 3 Ravinia Drive, Suite 2900, Atlanta, Georgia 30346, certificates of general comprehensive liability insurance coverage issued by the insuring carrier or carriers for the benefit of Pegasus with limits of not less than those set forth on Exhibit L attached hereto. HHC shall be given thirty (30) days prior written notice of cancellation or adverse material change of the insurance to which the certificates relate. The fulfillment of these insurance obligations shall not relieve Pegasus of any liability assumed by Pegasus in this Agreement or in any way modify Pegasus' contractual or common law obligations to indemnify HHC.

     40. Compliance With Law. Each party shall, at its own expense, comply with all applicable federal, state, county and local laws, ordinances, regulations and orders in the performance of this Agreement. Pegasus represents that the fees set forth herein include all applicable sales, use or other similar taxes and warrants that it is registered and will file and pay all such taxes which may arise as a result of this Agreement.

     41. Equal Opportunity Company. Each party represents and warrants that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age or any other unlawful criterion, and it shall comply with all applicable laws against discrimination and all applicable rules, regulations and orders issued thereunder or in implementation thereof. The Equal Opportunity clauses set forth in 41 C.F.R. Sections 60-1.4(a), 60-250.5(a) and 60-741.5(a) are incorporated by reference herein.

     42. Severability. If any provision of this Agreement or the application of any provision hereof is held invalid, the remainder of this Agreement and the application of such provision shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     43. Notices. All notices, requests, consents, payments and other communications contemplated hereby shall be in writing and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, or (d) transmitted by facsimile/telecopy in combination with any other permitted form of notice as follows:


     If to                             If to
     PEGASUS:                          HHC:
     3811 Turtle Creek Blvd. #1100     Three Ravinia Drive, Suite 2900
     Dallas, TX 75219                  Atlanta, GA 30346
     Attention: John F. Davis, III     Attention: Laurie Donachy
     If by facsimile/telecopy to:      If by facsimile/telecopy to:
     214-528-5675                      770-604-5940


     cc: Ric L. Floyd                  cc: D. Franklin Moore, Jr.
         3811 Turtle Creek Boulevard       Three Ravinia Drive, Suite 2900
         1100 Turtle Creek Centre          Atlanta, GA 30346
         Dallas, Texas 75219               770-604-5052 (phone)
         214-522-3888 (phone)              770-604-8442 (facsimile)
         214-522-8488 (facsimile)
or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices shall be deemed given and received at the time of personal delivery or, if sent by U.S. mail, three
(3) business days after mailing, or, if sent by overnight courier, one (1) business day after such sending or, if sent by facsimile or telecopy, upon verified receipt of same.

     44. Non-Exclusive Arrangement. Except as otherwise provided herein, nothing in this Agreement shall be construed as requiring HHC to work with Pegasus exclusively with respect to the subject matter of this Agreement.

     45. Assignment. This Agreement is not assignable by Pegasus or HHC without the prior written consent of the non-assigning party, and such consent shall not be unreasonably withheld or delayed provided that Pegasus or HHC may assign this Agreement to a parent, subsidiary or affiliate without consent and either party may assign this Agreement without consent in the event of a merger, consolidation, or sale of substantially all of its assets.

     46. Controlling Law. This Agreement shall be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. In the event litigation is initiated by HHC, venue for such action shall be in the state or federal courts located in Dallas County, Texas. In the event Pegasus initiates the litigation, venue for such litigation shall be in the state or federal courts located in Dekalb County, Georgia.

     47. Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement between Pegasus and HHC with respect to the provision of the Services and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement which are not contained in this Agreement. Headings are for reference only and are not intended to affect the meaning of any terms.

     48. Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement shall be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity. The Mutual Non-Disclosure Agreement to Protect Release of Confidential Information, executed by Pegasus on May 1, 1997 and by HHC on May 6, 1997, is incorporated herein and attached hereto as Exhibit J.

     49. Status of Parties. This Agreement shall not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. Pegasus shall not be deemed by this Agreement to be granting a license to HHC, with respect to UltraSwitch(R) or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

     50. No Waiver. A party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, will not be construed to be a waiver of such provision or rights, not to affect the validity of this Agreement. The exercise by a party of any rights provided by this Agreement shall not preclude or prejudice the exercise thereafter of the same or other rights under this Agreement.

     51. Amendments/Modifications. This Agreement may not be amended or modified except in a writing signed by an officer of both parties. Any attempted amendment or modification not in writing and signed by an officer of both parties shall be null and void.

     AGREED to this 13th day of May, 1997.

PEGASUS SYSTEMS, INC.                   HOLIDAY HOSPITALITY CORPORATION



By: /s/ JOHN F. DAVIS, III              By: /s/ JOHN T. SWEETWOOD
   -----------------------------           -----------------------------
   John F. Davis, III                   (name) John T. Sweetwood
   President                                   -------------------------
                                        (title) Executive Vice President
                                               -------------------------
                                               May 12, 1997


                                        By:
                                           -----------------------------
                                        (name)
                                               -------------------------
                                        (title)
                                               -------------------------



                                                APPROVED

                                        BUSINESS TERMS ________________

                                        LEGAL FORM ____________________

                               TABLE OF EXHIBITS


Exhibit A      UltraSwitch Service

Exhibit B      UltraDirect Service

Exhibit C      UltraRes Service

Exhibit D      Property Information Distribution Services

Exhibit E      Private Label Web Site Service

Exhibit F      TravelWeb Service

Exhibit G      Common Stock Purchase Warrant

Exhibit H      First Amendment to HCC Participant Agreement

Exhibit I      First Amendment to Agreement Between Rescom
               Services, Inc. and The Hotel Clearing Corporation

Exhibit J      Mutual Non-Disclosure Agreement to Protect Release
               of Confidential Information

Exhibit K      Termination of Option and Cancellation of Note

Exhibit L      Schedule of Insurance

Schedule I     Schedule of Implementation

Schedule II    Reports

                                  EXHIBIT "A"

                              ULTRASWITCH SERVICE


     Pegasus shall create, operate and maintain an Interface between the HHC Reservations System and all major GDSs. Subject to the duties of HHC set forth in this Exhibit A below, Pegasus shall provide all reasonable and necessary technical support, hardware and software and modifications to the UltraSwitch to maintain the Interface between HHC and all major GDSs. Subject to Section 31 hereof, delays caused by GDSs, HHC or other third parties, the UltraSwitch Interface will provide room confirmation numbers for each booking at an HIW Hotel made through a Reservation Provider within an average determined over each rolling ninety (90) day period of [ * ] within the contiguous forty eight
(48) United States and District of Columbia and [ * ] elsewhere. Pegasus will provide host to host or bulk data transfer processes for the purposes of updating room rates in each of the GDSs. This will include, but not be limited to, adds, deletes, and total refresh application.

     Pegasus shall not be responsible for, but will use reasonable and necessary efforts to require, UltraSwitch users to return response messages within the response time requirements set forth in the immediately preceding sentence.

     Subject to Section 31 hereof, the UltraSwitch service will be available, operational and fully functional to process HIW Hotel's customer reservations ninety nine percent (99%) of the time each calendar month. Pegasus will not discriminate among hotel participants in processing reservations through the UltraSwitch.

     Through the UltraSwitch Interface, HHC will permit all Reservation Providers utilizing the UltraSwitch the full and complete right to check availability, reserve and cancel rooms authorized for sale by HIW Hotels and receive a confirmation acknowledgment of any such transaction. All information provided by HII Hotels with respect to rooms and facilities shall be complete and accurate and shall be consistent with and inclusive of all of the information provided and rates available to a direct caller to HII's
(Central) Reservation System to the fullest extent each Reservation Provider database will permit. HHC is not responsible for information provided by HIW Hotels.

     HHC shall use all reasonable and necessary efforts and shall cooperate fully with and provide support for Pegasus' personnel with respect to the creation of the Interface with Pegasus UltraSwitch Service including, but not limited to, undertaking all reasonable and necessary modifications to the HHC Reservation System to cause it to be compatible with the UltraSwitch Interface. HHC shall use its best efforts to cause all of its GDS transactions to be processed via the UltraSwitch Service no later than December 31, 1997.


                                               *Confidential Treatment Requested

                                  EXHIBIT "B"

                              ULTRADIRECT SERVICE


     Pegasus shall create, operate and maintain on a continual basis a dependable and operative Interface between HHC's Reservation System and Corporate Travel Coordinators, travel agents and other entities utilizing UltraDirect and will provide access to Lodging Select and Lodging Connect capabilities. Pegasus will provide all reasonable and necessary technical support, hardware and software, without cost to HHC, so as to enable Corporate Travel Coordinators to access HHC's Reservation System and perform the capabilities of Lodging Select and Lodging Connect.

     Pegasus will provide to HHC specifications for its UltraDirect service and, for a period of ten (10) years from the effective date hereof, shall permit HHC to utilize the UltraDirect specifications to create a direct interface between HHC and any Corporate Travel Coordinator or travel agent with whom Pegasus is not under contract to provide the UltraDirect service. HHC shall be solely responsible for the creation and implementation of each UltraDirect interface it elects to create with any third party and, in connection with the utilization of the UltraDirect specifications to create the interface, HHC agrees to cause each third party to whom the UltraDirect specifications are disclosed to execute a Non-Disclosure Agreement to Protect Release of Confidential Information in form and substance identical to Exhibit L attached hereto. HHC shall be solely and exclusively responsible for the installation and operation of the UltraDirect interface and all maintenance in connection therewith provided however Pegasus shall, without incurring any cost, provide telephonic technical advice with respect to the initial installation of an UltraDirect interface by HHC. HHC hereby indemnifies and holds harmless Pegasus of and from any and all claims or liability of any nature arising out of the UltraDirect specifications and the creation of an UltraDirect interface by HHC, if caused by the negligent or intentional acts or omissions of HHC. In no event shall Pegasus be liable to HHC or any other person or entity for any damages, including any incidental or consequential damages, expenses, lost profits, lost savings, or other damages or any other form of liability arising out of the use of the UltraDirect specifications by HHC or any third party or any UltraDirect interface created by HHC unless caused by the negligent or intentional acts or omissions of Pegasus.

                                  EXHIBIT "C"

                                ULTRARES SERVICE


     Pegasus shall create, operate and maintain an Interface between HHC's Reservation System and Housing Reservation Providers utilizing Pegasus' UltraRes service. Pegasus will provide all reasonable and necessary technical support, hardware and software, at no cost to HHC, to maintain the Interface between HHC's Reservation System and a Housing Reservation Provider utilizing Pegasus' UltraRes service.

     Pegasus will provide to HHC specifications for its UltraRes service and shall, for a period of ten (10) years from the effective date hereof, permit HHC to utilize the UltraRes specifications to create a direct interface between HHC and any person or entity providing housing reservation services for meetings and conventions with whom Pegasus is not under contract to provide the UltraRes service. HHC shall be solely responsible for the creation and implementation of each UltraRes interface it elects to create with any third party and, in connection with the utilization of the UltraRes specifications to create the interface, HHC agrees to cause each third party to whom the UltraRes specifications are disclosed to execute a Non-Disclosure Agreement to Protect Release of Confidential Information in form and substance identical to Exhibit L attached hereto. HHC shall be solely and exclusively responsible for the installation and operation of the UltraRes interface and all maintenance in connection therewith provided however Pegasus shall, without incurring any cost, provide telephonic technical advice with respect to the initial installation of an UltraRes interface by HHC. HHC hereby indemnifies and holds harmless Pegasus of and from any and all claims or liability of any nature arising out of the UltraRes specifications and the creation of an UltraRes interface by HHC, if caused by the negligent or intentional acts or omissions of HHC. In no event shall Pegasus be liable to HHC or any other person or entity for any damages, including any incidental or consequential damages, expenses, lost profits, lost savings, or other damages or any other form of liability arising out of the use of the UltraRes specifications by HHC or any third party or any UltraRes interface created by HHC unless caused by negligent or intentional acts or omissions of Pegasus.

                                  EXHIBIT "D"

                   PROPERTY INFORMATION DISTRIBUTION SERVICES


     Pegasus will provide HHC with the ability to create a digital database of HIW Hotels which is (i) capable of being accessed by Third Party Distribution Systems with whom Pegasus contracts and (ii) where functionality exists, capable of permitting the accessors of the database to make, amend and cancel reservations with HIW Hotels. Pegasus will contract with Third Party Distribution Systems and develop Interfaces with Third Party Distribution Systems which will permit accessors of Third Party Distribution Systems to view HHC's HIW Hotels database and make, amend and cancel reservations for HIW Hotels. Pegasus shall maintain a continual operable Interface with those Third Party Distribution Systems with whom it contracts during the term of such contract, subject to the termination rights contained therein. All updates and edits of HHC's Property Information Database shall be accessible by Third Party Distribution Systems within two business days of receipt by Pegasus of such update or edit.

     HHC is solely responsible for providing to Pegasus the HHC Property Information Database pursuant to Pegasus' prescribed methods. HHC shall maintain an accurate and current Property Information Database. HHC is not responsible for information provided by HIW Hotels.

                                  EXHIBIT "E"

                         PRIVATE LABEL WEB SITE SERVICE


     Pursuant to mutually agreed commercially reasonable requirements, Pegasus shall create and maintain a Private Label Web Site for HII. Pegasus shall provide all reasonable and necessary technical support, hardware and software to provide a continually operable Private Label Web Site. The Private Label Web Site shall provide HHC and HIW Hotels with the capability to create multiple site views, make unlimited changes or modifications to the proprietary views, update HHC's Property Information Database using the remote authoring or batch processing and make changes to the Property Information Database to include additional property information as mutually agreed. The Private Label Web Site shall also include information and reservation functionality for other travel suppliers, weather information, mapping capability and an ad banner management system all of which may be accepted or rejected by HHC. No later than December 31, 1997, the Private Label Web Site shall have city availability search and alternate property display functionality. Pegasus shall conduct a semi-annual security audit and shall provide for commercially reasonable disaster recovery procedures. Subject to Sections 31 and 32 hereof, interruptions in the operation of the Internet and delays caused by HHC, accessors to the Private Label Web Site or other third parties, HHC's Private Label Web Site shall be available, operational and fully functional to process reservations by accessors to HHC's Private Label Web Site ninety nine point five percent (99.5%) of the time over a rolling one hundred eighty (180) day period and accessors shall receive a room confirmation for each reservation within an average determined over each calendar month of twelve (12) seconds or less.

     The Private Label Web Site shall contain the HHC Property Information Database created by HHC and Reservation Functionality. Pegasus will provide HHC with the ability to create a digital database of HIW Hotels (the HHC Property Information Database) which is capable of being accessed via the Private Label Web Site and capable of permitting accessors of the Private Label Web Site to make, amend and cancel reservations in the HHC Reservation System.

     Notwithstanding the above, HHC shall have a period of [*] from the date hereof to analyze and consider whether or not to utilize the Private Label Web Site service and HHC may, prior to the expiration of [*] from the date hereof, give written notice to Pegasus to not utilize the Private Label Web Site service and, in such event, Pegasus shall have no obligation to provide the Private Label Web Site service and HHC shall incur no fees for this service.


                                               *Confidential Treatment Requested

                                  EXHIBIT "F"

                               TRAVELWEB SERVICE


     Pegasus shall create, operate and maintain on a continual basis a dependable and operative Interface between HHC's Reservation System and Pegasus' TravelWeb Internet Site. Pegasus will provide all reasonable and necessary technical support, hardware and software so as to enable all accessors of Pegasus' TravelWeb site to access HHC's Reservation System and Property Information Database.

                                                                 EXHIBIT G


No.1                        PEGASUS SYSTEMS, INC.
                                                             For the purchase of
                                                             259,292 Shares
                        COMMON STOCK PURCHASE WARRANT


                 THIS CERTIFIES that HOLIDAY HOSPITALITY CORPORATION (hereinafter called the "Holder") is entitled to purchase from PEGASUS SYSTEMS, INC., a Delaware corporation (hereinafter called the "Company"), upon the surrender of this Warrant to the Company at the principal office in Dallas, Texas, at any time on and after May 13, 1997 (the "Detachment Date"), and before the close of business on May 12, 1999 (the"Termination Date"), the number of fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the lesser of $9.60 per share or 85% of the initial public offering price per share of the Company's Common Stock (the "Warrant Price") for the number of shares set forth herein above; provided, however, that under certain conditions set forth hereinafter, the number of shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted. The Warrant Price shall be payable in cash, or by certified or official bank check, in United States dollars, to the order of the Company. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of this Warrant. The right of purchase represented by this Warrant is exercisable by Holder, its parent, subsidiary, affiliate or any other successor to all or substantially all of its business by sale of stock, sale of assets, merger or otherwise only, in its entirety only and only in respect of all of such shares. In the event this Warrant has not been exercised as required herein before the close of business on the Termination Date, it shall automatically terminate and be of no force and effect.

                 Subject to the provisions hereof, Holder shall have the right to purchase from the Company (and the Company shall issue and sell to Holder) the number of fully paid and nonassessable shares of Common Stock specified in this Warrant, upon surrender of this Warrant to the Company at its office in Dallas, Texas and upon payment to the Company of the Warrant Price for the number of shares of Common Stock for which this Warrant is issued and any applicable taxes. Upon surrender of this Warrant, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Holder a certificate for the number of full shares of Common Stock so purchased upon the exercise of this Warrant. Such certificate shall be deemed to have been issued and Holder shall be deemed to have become a holder of record of such shares as of the date of the surrender of this Warrant and payment of the Warrant Price as aforesaid. The rights of purchase represented by this Warrant shall be exercisable, at the election of Holder, once only for all and not less than all of the shares specified herein and, in the event this Warrant is exercised in respect of less than all of the shares specified therein such exercise shall be invalid and of no force or effect.

         There have been reserved, and the Company shall at all times keep reserved, out of the authorized and issued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant, and the transfer Agent for the Common Stock and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose.

         The Warrant Price and number of shares subject to this Warrant shall be subject to adjustment from time to time as follows:

         a. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

         b. Upon each adjustment of the Warrant Price pursuant to the provisions hereof, the number of shares issuable upon the exercise of this Warrant shall be adjusted by multiplying the Warrant Price in effect prior to the adjustment by the number of shares of Common Stock covered by the Warrant and dividing the product so obtained by the adjusted Warrant Price.

         c. Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in subsections (a) or (f) hereof, the Warrant Price in effect at any time may not be adjusted upward or increased in any manner whatsoever.

         d. Irrespective of any adjustment or change in the Warrant Price or the number of shares of Common Stock actually purchasable under this Warrant, this Warrant shall continue to express the Warrant Price per share and the number of shares purchasable hereunder as the Warrant Price per share and the number of shares purchasable were expressed in this Warrant when initially issued with the adjustment or change reflected as set forth in subsection (g) hereof.

         e. If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock purchasable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to the shares of stock thereafter deliverable upon the exercise of this Warrant.

         f. No adjustment of the Warrant Price shall be made in connection with the issuance or sale of Common Stock issuable pursuant to any stock option plan or incentive compensation arrangements now or hereafter granted to employees of the Company or any of its subsidiaries in connection with their employment or the issuance or sale of shares of Preferred Stock.

         g. Whenever the Warrant Price is adjusted as herein provided, the Company shall provide a written statement to Holder showing in detail the facts requiring such adjustment and the Warrant Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after such adjustment.

         h. The Company may retain a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected by the Board of Directors of the Company or the Executive Committee of said Board to make any computation required hereunder and a certificate signed by such firm shall be conclusive evidence of the correctness of any such computation. If Holder does not agree as to the correctness of such computation. Holder at their own expense may retain a firm of independent certified public accountants of recognized standings to develop a second computation. Such accounting firms shall attempt to resolve any differences of opinion with respect to such computations, but in the absence of such resolution, the matter shall be submitted to binding arbitration in Dallas, Texas in accordance with the then applicable rules of the American Arbitration Association.

         Notwithstanding any other provision hereof, to the extent permitted by applicable law, the Company shall provide written notice to Holder at least ten (10) days prior to the record date or other effective date for any of the following actions: dividends, mergers, liquidations, consolidations, reclassifications of stock, sale of substantially all of the assets or any other action for which stockholder approval is required by Delaware law.

         The Company shall issue a new warrant to be issued in place of this Warrant in the event this Warrant has been lost, stolen, defaced, worn-out, or destroyed, upon the making of an affidavit of that fact by Holder. When issuing a new warrant, the Company may, as a condition precedent thereto, (a) require the Holder of a defaced or worn out warrant to deliver such warrant to the Company and order the cancellation of the same, and (b) require the Holder of any lost, stolen or destroyed warrant or its legal representative, to advertise the same in such manner as the Company shall require and to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the warrant alleged to have been lost, stolen or destroyed. Thereupon, the Company may cause to be issued to Holder a new warrant in replacement for the warrant alleged to have been lost, stolen, defaced, worn out or destroyed. Upon the new warrant so issued shall be noted the fact of such issue and the number, date, and name of the registered Holder of the lost, stolen, defaced, worn out, or destroyed warrant in lieu of which the new warrant is issued. Every warrant issued hereunder shall be issued without payment to the Company for such warrant, provided that, there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in providing for or obtaining any such indemnity and security as is referred to herein.

         Notwithstanding any other provision hereof, in the event this Warrant is exercised in connection with an initial public offering of the Company's stock or the sale of the Company, such exercise may be conditioned upon and subject to the consummation of such initial public offering or sale.

         The Company shall not be required to issue fractions of shares of Common Stock on the exercise or conversion of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable on the exercise or conversion of this Warrant, the Company shall purchase such fraction for an amount in cash equal to the current fair market value of such fraction.

         The right to exercise this Warrant and purchase the stock as provided herein is expressly contingent upon and conditioned upon Holder being in material compliance with all of the material terms of that certain Distribution Services Agreement for Holiday Inn Worldwide between the Company and Holder and further provided that Holder has not terminated any of the Services (as defined therein), unless as a result of a breach of the Agreement by the Company, as of the exercise of this Warrant.

         Except as otherwise provided herein, nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matters, or any rights whatsoever as a stockholder of the Company.

         Any notice pursuant to this Warrant to be given or made by Holder or the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by next day delivery service for personal delivery, addressed (until another address is provided in writing by the Company or Holder) as follows with a copy to the Company's or Holder's legal departments:

President                         Senior Vice President, Worldwide Reservations
Pegasus Systems, Inc.             Holiday Hospitality Corporation
3811 Turtle Creek Boulevard       Three Ravinia Drive
Suite 1100                        Suite 2900
Dallas, Texas 75219               Atlanta, Georgia 30346

         All the covenants and provisions of this Warrant by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respect successors and assigns hereunder.

         This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State.

         Nothing herein shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim hereunder, but the terms of this Warrant shall be for the sole and exclusive benefit of Holder and the Company.

         Except as otherwise provided herein, this Warrant is not transferable.

         In connection with the exercise of this Warrant, Holder agrees to execute the Investment Representative Statement (or a substantially similar document) attached hereto as Exhibit A.

         IN WITNESS WHEREOF, this Warrant is hereby executed by the President and Secretary of Pegasus Systems, Inc. as the act of the Company.


         Date: May 27, 1997

                                    PEGASUS SYSTEMS, INC.


                                    By: /s/ JOHN F. DAVIS, III
                                       ----------------------------------
                                       John F. Davis, III, President

                                    ATTEST:

                                    By: /s/ RIC L. FLOYD
                                       ----------------------------------
                                        Ric L. Floyd, Secretary

                      INVESTMENT REPRESENTATION STATEMENT

                 In connection with the exercise of Warrant Number 1 of Pegasus Systems, Inc. and the purchase of the Securities described therein, the undersigned Holder represents to the Company the following:

                 (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring these Securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                 (b) Holder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Securities. Holder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under then applicable state or federal securities laws.

                 (c) Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Warrant to the Holder, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "brokers transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

                                 EXHIBIT "A"
                                     TO
                        COMMON STOCK PURCHASE WARRANT

                 In the event that the Company does not qualify under Rule 701 at the time of issuance of the Warrant, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

                 (d) Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Holder understands that no assurances can be given that any such other registration exemption will be available in such event.



                                     HOLIDAY HOSPITALITY CORPORATION, HOLDER

                                     By:
                                        -------------------------------------

                                     Its:
                                         -------------------------------

                                     Date:
                                          -------------------------

                                  EXHIBIT "H"

                 FIRST AMENDMENT TO HCC PARTICIPANT AGREEMENT


     This First Amendment to HCC Participant Agreement is entered into by and between THE HOTEL CLEARING CORPORATION, hereinafter called "HCC", and HOLIDAY HOSPITALITY CORPORATION, Assignee of Holiday Inns, Inc. hereinafter called "Participant", to be effective the __ day of ___, 1997.

                                  AGREED FACTS

     1. HCC and Participant have heretofore entered into an HCC Participant Agreement dated effective December 21, 1994 (hereinafter called the "Participant Agreement").

     2. HCC and Participant have mutually agreed to amend the term of the Participant Agreement.

     3. HCC and Participant intend for this First Amendment to set forth in its entirety their agreement to amend the term of the Participant Agreement.

                                   AGREEMENT

     FOR AND IN CONSIDERATION of the above-stated facts, which are hereby acknowledged as true and correct, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HCC and Participant hereby agree as follows:

     1. Section 5.1 of the Participant Agreement is hereby deleted in its entirety and is replaced with the following:

          "5.1 Term of Agreement. Unless earlier terminated as provided herein, the term of this Agreement shall begin upon the Effective Date and shall terminate on the last day of the [*] after the Effective Date."

     2. This First Amendment shall be and hereby is incorporated into the Participant Agreement for all intents and purposes and all terms, provisions and definitions of the Participant Agreement shall apply.

     3. Except for the provisions inconsistent with the terms of this First Amendment, the Participant Agreement is hereby ratified and affirmed in all respects.

     This First Amendment is effective as of the date stated above and executed on the dates indicated below.


                                        THE HOTEL CLEARING CORPORATION


                                        By:
                                           ----------------------------
                                           John F. Davis, III
                                           President

                                        Date:
                                             --------------------------







                                               *Confidential Treatment Requested

                               HOLIDAY HOSPITALITY CORPORATION

                               By: /s/ JOHN T. SWEETWOOD
                                  ----------------------------------------------
                               Its: John T. Sweetwood - Executive Vice President
                                   ---------------------------------------------
                               Date: May 12, 1997
                                    --------------------------------------------


                                                APPROVED

                                        BUSINESS TERMS ________________

                                        LEGAL FORM ____________________

                                 EXHIBIT "I"

                               FIRST AMENDMENT TO
                  AGREEMENT BETWEEN RESCOM SERVICES, INC. AND
                         THE HOTEL CLEARING CORPORATION

     This First Amendment to AGREEMENT BETWEEN RESCOM SERVICES, INC. AND THE HOTEL CLEARING CORPORATION is entered into by and between THE HOTEL CLEARING CORPORATION, hereinafter called "HCC", and RESCOM SERVICES, INC., hereinafter called "Participant", to be effective the
     day of              1997.
----        ------------,
                                AGREED FACTS
                                ------------

     1.  HCC and Participant have heretofore entered into an
         Agreement Between Rescom Services, Inc. and The Hotel
         Clearing Corporation dated effective December  21,  1994
         (hereinafter  called the  "Rescom Agreement").

     2. HCC and Participant have mutually agreed to amend the Rescom Agreement as specifically set forth herein.

     3. HCC and Participant intend for this First Amendment to set forth in its entirety their agreement to amend the Rescom Agreement with respect to the matters set forth herein.

                                  AGREEMENT
                                  ---------

     FOR AND IN CONSIDERATION of the above-stated facts, which are hereby acknowledged as true and correct and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HCC and Participant hereby agree as follows:

     1. On the first day of the month following the first month Holiday Hospitality Corporation processes all of its properties' GDS transactions via Pegasus Systems, Inc.'s UltraSwitch service, section
         4.1 of the Rescom Agreement shall be deleted in its entirety and is hereby replaced with the following:

         "4.1 [*] For each [*] processed by a [*] pursuant to [*] a [*] (the [*]) as follows (based upon an [*] and hereinafter defined, of between [*] and [*]

             For any month wherein the [*] of [*] is greater than [*] of [*] each [*];

             For any month wherein the [*] of [*] is greater than [*] a [*] of [*] each [*];

             For any month wherein the [*] of [*] is greater than [*] of [*] each [*];

             For any month wherein the [*] of [*] is greater than [*] a [*] of [*] each [*]; and

             For any month wherein the [*] of [*] processed each month in excess [*] each [*]




                                               *Confidential Treatment Requested

     2. Section [*] of the Rescom Agreement is hereby amended to delete the [*] contained in the first line below [*] and replace it with [*] The following is also added to Section 4.2:

          Average [*]                       Effect on [*]

          [*]   to [*]                      reduced by $[*]
          [*]   to [*]                      reduced by $[*]
          [*]   to [*]                      reduced by $[*]
          [*]   to [*]                      reduced by $[*]
          [*]   to [*]                      reduced by $[*]
          [*]   or less                     reduced by $[*]

     3. Notwithstanding any other provision hereof, in the event Pegasus Systems, Inc. does not undertake an initial public offering of its stock within twenty four (24) months of the effective date of this First Amendment, Section 2 of this First Amendment shall be deleted as of the expiration of twenty four (24) months after the effective date of this First Amendment and the provisions contained within the original Rescom Agreement with respect to Section 4.2 shall be in force and effect as of that date forward.

     4.   Section 4.4 of the Rescom Agreement is hereby deleted in its entirety.

     5.   Section 5.1 of the Rescom Agreement is hereby deleted in its entirety.

     6. This First Amendment shall be and hereby is incorporated into the Rescom Agreement for all intents and purposes and all terms, provisions and definitions of the Rescom Agreement shall apply.

     7. Except for the provisions inconsistent with the terms of this First Amendment, the Rescom Agreement is hereby ratified and affirmed in all respects.

     This First Amendment is effective as of the date stated above and executed on the dates indicated below.

                                     THE HOTEL CLEARING CORPORATION


                                     By:
                                           ------------------------------------
                                           John F. Davis, III
                                           President
                                     Date:
                                           -----------------------

                                     RESCOM SERVICES, INC.


                                     By:
                                           ------------------------------------
                                     Its:
                                           ------------------------------------

                                     By:
                                           ------------------------------------
                                     Its:
                                           ------------------------------------
                                     Date:
                                           ------------------------------------



                                               *Confidential Treatment Requested

                   MUTUAL NON-DISCLOSURE AGREEMENT TO PROTECT
                      RELEASE OF CONFIDENTIAL INFORMATION

        In the course of our past, presently ongoing, and forthcoming discussions and negotiations involving Pegasus Systems, Inc. (including its affiliates and subsidiaries The Hotel Industry Switch Company, The Hotel Clearing Corporation and TravelWeb. Inc.), hereinafter collectively called "Pegasus," and Holiday Hospitality Corporation ("HHC") (all of the rights and interests of Holiday Inns, Inc. related to this Agreement having been assigned to, and assumed by, HHC on April 28, 1997), doing business as Holiday Inn Worldwide, and our respective company's products and/or services and relating to the consideration of a business transaction or the purchase of one or more products and/or services, we may reveal to each other certain confidential or proprietary information with respect to corporate existence, ownership and governance and/or produce and/or services, financial condition or otherwise. The confidential and proprietary information in this context includes but is not limited to all information relative to our respective businesses, business plans, strategies or affiliations, corporate existence, ownership and governance and products and services (now existing or proposed), and any and all information generated by such products or services. Furthermore, we may have prior to the date of this Agreement, disclosed to each other certain confidential and proprietary information with respect to products and/or services and our respective businesses. in the interest of avoiding any misunderstandings about the basis on which this information ("Information") has been or will be disclosed, we mutually agree to the following:

        We mutually agree to not disclose to any person, except our own respective employees on a need-to-know basis, any information disclosed except as may be specifically authorized in writing by an officer or authorized representative of the disclosing party or as otherwise permitted by this Agreement. We mutually agree to require each of our employees, representatives and agents to agree to comply with our obligations under this Agreement before authorizing them to have access to such Information and to obtain the prior approval of the disclosing party for any such further dissemination of the Information to persons other than our own employees. We also mutually agree to do all things reasonably necessary to prevent any of our employees, representatives and agents from disclosing any such Information to any third parties. Additionally, we mutually agree that we will disclose such Information solely to those additional persons to whom it is absolutely necessary to disclose such Information and only on a need-to-know-basis.

        We further agree to use any Information disclosed solely for the purpose of determining whether or not to enter into a business transaction with each other and/or to purchase each other's products and/or services. On termination or expiration of our discussions and the failure to enter into a business transaction or to purchase products and/or services, we agree to return all originals of all such Information to the disclosing party.

        Such Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by he disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure and is not subject to another confidentiality agreement (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality;
(v) is independently acquired or developed by the receiving party without use of or reference to the disclosing party's Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the Information from public disclosure.

        We mutually acknowledge that we would not enter into or continue discussions without mutual agreement to the terms hereof and we each confirm that it is not our intent to use the specific Information disclosed under this agreement except for the purposes stated herein.

        HHC may assign this Agreement to a parent, subsidiary, or affiliate without consent.

        A facsimile transmittal of signatures to this Agreement shall be sufficient for all purposes.


ACCEPTED AND AGREED:                  HOLIDAY HOSPITALITY CORPORATION

PEGASUS SYSTEMS, INC.


By:    [ILLEGIBLE]                   By:  [ILLEGIBLE]
   -------------------------            -------------------------
Its:                                 Its:
    ------------------------             ------------------------
Date:   5/1/97                       Date:   5/6/97
     -----------------------              -----------------------

                                  EXHIBIT "K"

                 TERMINATION OF OPTION AND CANCELLATION OF NOTE

     RESCOM SERVICES, INC. (hereinafter called "Rescom") and THE HOTEL CLEARING CORPORATION (hereinafter called "HCC") hereby agree as follows:

                                  AGREED FACTS

     1. HCC granted to Rescom the option to purchase one share of HCC stock as specifically set forth in that certain Stock Purchase Option with an effective date of December 22, 1994 (the "Stock Purchase Option").

     2. As partial consideration for the Stock Purchase Option, Rescom executed and tendered to HCC a note in the principal amount of One Hundred Thousand Dollars ($100,000.00) dated December 21, 1994 payable to HCC (the "Note").

     3. For their mutual benefit, Rescom and HCC are desirous of terminating the Stock Purchase Option and canceling the Note and intend for this document to set forth their agreement in that regard.

                                   AGREEMENT

     In consideration of the above-stated agreed facts which are hereby acknowledged and confessed as true and correct by Rescom and HCC and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually agreed as follows:

     1. The Stock Purchase Option is hereby terminated as of the effective date hereof and is declared to be void and of no further force and effect.

     2. The Note is hereby canceled as of the effective date hereof and is declared to be void and of no further force and effect.

     3. Any and all rights and/or obligations arising out of the Stock Purchase Option and/or the Note are hereby terminated effective as of the effective date hereof and declared to be void and of no further force and effect.

     4. The effective date of this Agreement shall be the Effective Date as defined in that certain Distribution Services Agreement for Holiday Inn Worldwide entered into of even date herewith by and between Holiday Hospitality Corporation and Pegasus Systems, Inc.

                                REPRESENTATIONS

     The parties hereto represent as follows:

     1. Rescom hereby represents and warrants to HCC that as of the effective date hereof it is the sole and exclusive holder and owner of the Stock Purchase Option, that no other person or entity has any other rights with respect to the Stock Purchase Option and that Rescom has the full and complete right and authority to enter into this Agreement and to effectuate the provisions hereof.

     2. HCC hereby represents and warrants to Rescom that as of the effective date hereof it is the sole and exclusive holder and owner of the Note, that no other person or entity has any other rights with respect to the Note and that HCC has the full and complete right and authority to enter into this Agreement and to effectuate the provisions hereof.

     This Termination of Option and Cancellation of Note agreement is entered into this 13th day of May, 1997 with an effective date as provided herein.

THE HOTEL CLEARING CORPORATION          RESCOM SERVICES, INC.

By: /s/ JOHN F. DAVIS, III              By: /s/ MICHAEL L. GOODSON
    --------------------------              ---------------------------
    John F. Davis, III                      Michael L. Goodson
    President
                                        Its: Vice President
                                             --------------------------
                                             May 12, 1997

                                             --------------------
                                                  APPROVED
                                             BUSINESS TERMS [ILLEGIBLE]
                                                            -----------
                                             LEGAL FORM  [ILLEGIBLE]
                                                         --------------

                                  EXHIBIT "L"

SCHEDULE OF INSURANCE                                          [RAGLAND
                                                               STROTHER
                                                               & LAFITTE
PEGASUS SYSTEMS, INC.; THISCO & HOTEL                          LOGO]
CLEARING CORP.; TRAVELWEB, INC.
                                                    Two Turtle Creek Village
                                                  3838 Oak Lawn Ave., Suite 500
                                                     Dallas, Texas  75219-4506
                                                  (214)522-4880*FAX(214)520-3856

DATE:  February 20, 1997

       COVERAGE                LIMITS        EXPIRES       COMPANY       POLICY #      PREMIUM       COMMENT

Commercial Package:
       Contents:               $  700,000    01/01/98  Kemper Insurance  TKP76473903   $10,567.00    $1,000 Ded
       Extra Expense              200,000                                              Included      $1,000 Ded
       General Liability
         Occurrence             1,000,000                                              Included
         Aggregate              2,000,000
         Fire Damage               50,000
         Medical Exp.               5,000

Electronic Equipment (Texas)      600,000                                              Included      $1,000 Ded
Transit/Temp. Loc.                 25,000

Commercial Crime:                            01/01/98  Kemper Insurance  3F78976604    $ 1,054.00    $5,000 Ded
  Employee Dishonesty          $  250,000
  Forgery/Alteration           $  250,000

Workers Compensation          500/500/500    01/01/98  Kemper Insurance  3BG04035804   $11,624.00

Auto: Hired/Non Owned Liab.    $1,000,000    01/01/98  Kemper Insurance  E3H00650003   $   675.00
Hired/Non Owned Phy. Damage                                                                          ACV or $25,000 whichever less

Umbrella                       $5,000,000    01/01/98  Kemper Insurance  3SB04723204   $ 2,250.00    $10,000 Retained Limit

Electronic Equipment (Arizona) $1,500,000    01/01/98  Kemper Insurance  3AT62283804   $ 5,000.00    $1,000 Ded
       Business Interruption      500,000                                              Included      $1,000 Ded


THIS SCHEDULE LISTS THE INSURANCE POLICIES WE PROVIDE FOR YOU. IF YOU HAVE POLICIES FROM OTHER INSURANCE OFFICES, WE SUGGEST YOU ADD THEM TO THIS LIST. REMEMBER THIS SCHEDULE IS ONLY A SUMMARY. REFER TO THE ACTUAL POLICIES FOR SPECIFIC DETAILS.

                                  SCHEDULE I

                          SCHEDULE OF IMPLEMENTATION

                                  SCHEDULE II

                                    REPORTS

                       ULTRASWITCH SYSTEM DOWNTIME REPORT

                                     HOTELS

            Saturday, 01 March, 1997 through Monday, 31 March, 1997

LOG NUMBER      RFC       DATE      TIME       PARTICIPANT       REASON                                            MINUTES
  8302           0     24-Mar-97    14:29         -B         UltraSwitch Software                                    9

                                                             PCD card link level software malfunction

  8602           0     27-Mar-97    02:57         -A         S/W Maintenance                                        18

                                                             Mike K. stopped kivanet to tpe1 to remount drives
                                                             under the fallover program*********JEFF B.
                                                             CHECK ON THIS WITH MIKE K.

  8602           0     27-Mar-97    02:57         -B         S/W Maintenance                                        18

                                                             Mike K. sopped kivanet to tpe1 to remount drives
                                                             under this fallover program*********JEFF B.
                                                             CHECK ON THIS WITH MIKE K.

  8604           0     27-Mar-97    03:29         -A         UltraSwitch Software                                   31

                                                             TPE1 panicked and went into kernal debugger.

  8604           0     27-Mar-97    03:29          B         UltraSwitch Software                                   31

                                                             TPE1 panicked and went into kernal debugger.

  8605           0     27-Mar-97    03:03         -A         S/W Maintenance                                        12

                                                             Software install-Adding        hotels type A&B for
                                                             all GDS's

  8605           0     27-Mar-97    03:03         -B         S/W Maintenance                                        12

                                                             Software install-Adding        hotels type A&B for
                                                             all GDS's


                        GRAPHICAL STATISTICS REPORT

----------------------------------------------------------------------------------------------------------------------------------
                                                         HOTELS CORPORATION
----------------------------------------------------------------------------------------------------------------------------------
NET BOOKINGS
------------
  MAR '96    APR'96    MAY'96    JUN'96    JUL'96    AUG'96    SEP'96    OCT'96    NOV'96    DEC'96    JAN'97    FEB'97    MAR'97
----------------------------------------------------------------------------------------------------------------------------------
 Type A Net Bookings
   52,847   46,229     45,534    41,484    34,114     6,697     8,127    10,742     8,588     6,460    10,472     9,997     8,901
----------------------------------------------------------------------------------------------------------------------------------
 Type B Net Bookings
  -22,321  -19,435    -20,958   -20,155   -12,872      -149      -112      -119      -247      -170      -304      -237      -688
----------------------------------------------------------------------------------------------------------------------------------
 Total Net Bookings
   30,526    26,794    24,576    21,329    21,242     6,548     8,015    10,623     8,341     6,290    10,168     9,760     8,213
----------------------------------------------------------------------------------------------------------------------------------
STATUS MESSAGES:
----------------------------------------------------------------------------------------------------------------------------------
Status Message Segments
1,196,924 2,891,098 5,306,908 4,819,517 4,319,454 2,024,576 1,992,662 2,181,671 1,735,110 1,302,636 1,869,098 2,128,449 2,147,646
----------------------------------------------------------------------------------------------------------------------------------
Ratio of Status Messages
to Net Bookings
    39.21    107.90    215.94    225.96    203.34    309.19    248.62    205.37    208.02    207.10    183.82    218.08    261.49
----------------------------------------------------------------------------------------------------------------------------------
UltraSwitch(R) Ratio
    30.78     32.37     33.06     40.10     39.39     37.73     41.63     40.33     37.36     45.27     34.71     43.04     47.50
----------------------------------------------------------------------------------------------------------------------------------
TYPE A RESPONSE TIME:
     2.69      3.28      3.59      3.49      3.56      3.19      3.37      3.72      2.76      2.65      2.64      2.70      2.82
----------------------------------------------------------------------------------------------------------------------------------
All Others
     2.36      2.24      2.31      2.48      2.47      2.17      2.34      2.01      1.85      1.71      1.93      2.03      1.98
----------------------------------------------------------------------------------------------------------------------------------
UltraSwitch(R)
     0.22      0.21      0.21      0.22      0.22      0.22      0.25      0.21      0.22      0.23      0.23      0.23      0.23
----------------------------------------------------------------------------------------------------------------------------------
TYPE B DWELL TIME IN ULTRASWITCH(R):
----------------------------------------------------------------------------------------------------------------------------------
      Type B Bookings
----------------------------------------------------------------------------------------------------------------------------------
All Others
----------------------------------------------------------------------------------------------------------------------------------
      Status Messages
----------------------------------------------------------------------------------------------------------------------------------
All Others
----------------------------------------------------------------------------------------------------------------------------------

[GRAPH]                             [GRAPH]                              [GRAPH]



[GRAPH]                             [GRAPH]                              [GRAPH]

                       ULTRASWITCH SYSTEM DOWNTIME REPORT

                                     HOTELS

            Saturday, 01 March, 1997 through Monday, 31 March, 1997

LOG NUMBER      RFC       DATE      TIME       PARTICIPANT       REASON                                            MINUTES
  6203           0     03-Mar-97    13:00         -B         UltraSwitch Software                                    1

                                                             1A-KSF reported full. 1A-KSF had a stuck message.

  6403           0     05-Mar-97    08:25         -A         UltraSwitch Software                                    1

                                                             Kivanet Shared memory kill kivanet on tpe2.

  6403           0     05-Mar-97    08:25         -B         UltraSwitch Software                                    1

                                                             Kivanet Shared memory kill kivanet on tpe2.

  7208           0     13-Mar-97    02:58         -A         S/W Maintenance                                         3

                                                             Software install-RFC#3367 Remove ksf from
                                                             statsub, increase max-outstanding on ksf for 1A to 8.

  7208           0     13-Mar-97    02:58         -B         S/W Maintenance                                         4

                                                             Software install-RFC#3367 Remove ksf from
                                                             statsub, increase max-outstanding on ksf for 1A to 8.

  7708           0     18-Mar-97    03:11          A         S/W Maintenance                                         3

                                                             Software install-Poll test with sabre DCA and
                                                             southern Pacific (sp), update statsub comm engines
                                                             production comm engines will have letters, test
                                                             comm engines will have numbers.  New covia ip for
                                                                rate changes.

  7708           0     18-Mar-97    03:11         -B         S/W Maintenance                                         3

                                                             Software install-Poll test with sabre DCA and
                                                             southern Pacific (sp), update statsub comm engines
                                                             production comm engines will have letters, test
                                                             comm engines will have numbers.  New covia ip for
                                                                rate changes.

  7807           0     19-Mar-97    20:18         -A         Transaction Processing Engine Outage                   61

                                                             Out of swap space.

  7807           0     19-Mar-97    20:18          B         Transaction Processing Engine Outage                   61

                                                             Out of swap space.

  7812           0     19-Mar-97    03:48         -A         S/W Maintenance                                         9

                                                             Software install-RFC#3367.

  7812           0     19-Mar-97    03:48         -B         S/W Maintenance                                         9

                                                             Software install-RFC#3367

  7904           0     20-Mar-97    02:44         -A         S/W Maintenance                                         3

                                                             Software install-moving      type A to comm
                                                             engine CEF.

  7904           0     20-Mar-97    02:44         -B         S/W Maintenance                                         3

                                                             Software install-moving       type A to comm
                                                             engine CEF.

                    ULTRASWITCH PARTICIPANT DOWNTIME REPORT

                                     HOTELS

            Saturday, 01 March, 1997 through Monday, 31 March, 1997

LOG NUMBER      RFC      DATE     TIME    PARTICIPANT     REASON                        MINUTES
     0           0     11-Mar-97  14:05       -B       Participant Related Downtime        1

                                                       Participant

     0           0     13-Mar-97              -A       Participant Related Downtime        4

                                                       Participant

     0           0     17-Mar-97  14:14       -A       Participant Related Downtime        4

                                                       Participant

     0           0     17-Mar-97  14:14       -B       Participant Related Downtime        4

                                                       Participant

     0           0     25-Mar-97  02:00       -A       Participant Related Downtime        1

                                                       Participant

     0           0     26-Mar-97  14:23       -B       Participant Related Downtime        1

                                                       Participant

                         UltraSwitch(R) Billing Summary
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:

                           TYPE-A TRANSACTION SUMMARY


                                Booking Requests

  ET              0   HK            380   IG              0   IN             0
  IS              0   IX              0   NN              0   SS          7590
  XX           2346   ZZ              0   Other           0

                               Booking Responses

  EK              0   HK           7849   HX           2088   IK             0
  NN              0   NO              0   UC            353   UX            26
  XK              0   Other           0



                           TYPE-B TRANSACTION SUMMARY

                Booking Requests from Global Distribution Systems

  AS              0   CA              0   ET              0   FS             0
  HK              0                   0   HN              0   HQ             0
  HS              0   IG              0   IN              0   IS             0
  IX              0   KK              0   LK              0   LL             0
  LQ              0   NA              0   NN              0   NO             0
  NS              0   OX              0   PN              0   RL             0
  SK              0   SQ              0   SS              0   TL             0
  UC              0   XL              0   XR              0   XX             0
  Other           0

                         Booking Responses from Hotels

  AS              0   CA              0   CC              0   EK             0
  HK            980   HS              0   HX              0   IK             0
  KK              0   KL              0   LL              0   NN             0
  NO            283   SK              0   TK              0   TL             0
  UC            174   UN              0   US              0   UU             0
  UX              0   XR              0   XX              0   Other          0


                    Status/Rate Update Requests from Hotels

  HCV             0   HHU             0   HUM             0   HUR            0
  HVA         90925   HVC        121135   HVM             0   HVN            0
  HVO         74956   HVQ             0   HVR             0   HVS            0
  Other           0


                Status Responses from Global Distribution Systems

  AVH          7249


Unknown Type B messages to HRS:   0
Unknown Type B messages to GDS:   0

Other: Messages with action/status codes not on the list.

                         UltraSwitch(R) Transaction Report
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:

                           TYPE-A TRANSACTION SUMMARY


                                Booking Requests

  ET              0   HK           1250   IG              0   IN             0
  IS              0   IX              0   NN              0   SS         16532
  XX           4417   ZZ              0   Other           0

                               Booking Responses

  EK              0   HK          15352   HX           1722   IK             0
  NN              1   NO              0   UC           4842   UX           282
  XK              0   Other           0



                           TYPE-B TRANSACTION SUMMARY

                Booking Requests from Global Distribution Systems

  AS              0   CA              0   ET              0   FS             0
  HK              0                   0   HN              0   HQ             0
  HS              0   IG              0   IN              0   IS             0
  IX              0   KK              0   LK              0   LL             0
  LQ              0   NA              0   NN              0   NO             0
  NS              0   OX              0   PN              0   RL             0
  SK              0   SQ              0   SS              0   TL             0
  UC              0   XL              0   XR              0   XX             0
  Other           0

                         Booking Responses from Hotels

  AS              0   CA              0   CC              0   EK             0
  HK            272   HS              0   HX              0   IK             0
  KK              0   KL              0   LL              0   NN             0
  NO            150   SK              0   TK              0   TL             0
  UC             81   UN              0   US              0   UU             0
  UX              0   XR              0   XX              0   Other          0


                    Status/Rate Update Requests from Hotels

  HCV             0   HHU             0   HUM             0   HUR            0
  HVA        647657   HVC        956346   HVM             0   HVN            0
  HVO        256627   HVQ             0   HVR             0   HVS            0
  Other           0


                Status Responses from Global Distribution Systems

  AVH          9331


Unknown Type B messages to HRS:   0
Unknown Type B messages to GDS:   0

Other: Messages with action/status codes not on the list.

                      UltraSwitch(R) Transaction Report
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:

                           TYPE-A TRANSACTION SUMMARY


                                Booking Requests

  ET              0   HK           1630   IG              0   IN             0
  IS              0   IX              0   NN              0   SS         24122
  XX           6763   ZZ              0   Other           0

                               Booking Responses

  EK              0   HK          23201   HX           3810   IK             0
  NN              0   NO              0   UC           5195   UX           308
  XK              0   Other           0



                           TYPE-B TRANSACTION SUMMARY

                Booking Requests from Global Distribution Systems

  AS              0   CA              0   ET              0   FS             0
  HK              0                   0   HN              0   HQ             0
  HS              0   IG              0   IN              0   IS             0
  IX              0   KK              0   LK              0   LL             0
  LQ              0   NA              0   NN              0   NO             0
  NS              0   OX              0   PN              0   RL             0
  SK              0   SQ              0   SS              0   TL             0
  UC              0   XL              0   XR              0   XX             0
  Other           0

                         Booking Responses from Hotels

  AS              0   CA              0   CC              0   EK             0
  HK           1252   HS              0   HX              0   IK             0
  KK              0   KL              0   LL              0   NN             0
  NO            433   SK              0   TK              0   TL             0
  UC            255   UN              0   US              0   UU             0
  UX              0   XR              0   XX              0   Other          0


                    Status/Rate Update Requests from Hotels

  HCV             0   HHU              0   HUM            0   HUR            0
  HVA        738582   HVC        1077481   HVM            0   HVN            0
  HVO        331583   HVQ              0   HVR            0   HVS            0
  Other           0


                Status Responses from Global Distribution Systems

  AVH         16580


Unknown Type B messages to HRS:   0
Unknown Type B messages to GDS:   0

Other: Messages with action/status codes not on the list.

                         UltraSwitch(R) Billing Summary
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:


  BILLING FORMULA FOR TYPE A TRANSACTIONS
    Confirmed Booking Requests                                                                       5217
    Cancellation Responses                                       (-)                                 2320
---------------------------------------------------------------------------------------------------------
    Total Type A Net Bookings                                                                        2897

  BILLING FORMULA FOR TYPE B TRANSACTIONS

  Reservations
    IS to HRS (sell)                                                                                    0
    SS to HRS (sell)                                             (+)                                    0
    NN to HRS (Need, reply required)                             (+)                                    0
    IN to HRS (sell, possible dup)                               (+)                                    0
    UX from HRS (no cancel)                                      (+)                                    0
---------------------------------------------------------------------------------------------------------
    Total Type B Reservations                                                                           0

  Cancellations
    XX to HRS (cancel)                                                                                  0
    IX to HRS (cancel)                                           (+)                                    0
    NO from HRS                                                  (+)                                  283
    NN from HRS (denial of booking)                              (+)                                    0
    UC from HRS (could not sell)                                 (+)                                  174
---------------------------------------------------------------------------------------------------------
    Total Type B Cancellations                                                                        457


  Type B Net Booking Summary
    Reservations                                                                                        0
    Cancellations                                                (-)                                  457
---------------------------------------------------------------------------------------------------------
    Total Type B Net Bookings                                                                        -457


  NET BOOKING SUMMARY
    Type A Net Bookings                                                                              2897
    Type B Net Bookings                                          (+)                                 -457
---------------------------------------------------------------------------------------------------------
    Total Net Bookings                                                                               2440


  BILLING FORMULA FOR STATUS MODIFICATIONS
    HVC (from HRS)                                                                                 121135
    HVO (from HRS)                                               (+)                                74956
    HVA (from HRS)                                               (+)                                90925
    HVR (from HRS)                                               (+)                                    0
    HVN (from HRS)                                               (+)                                    0
    HVS (from HRS)                                               (+)                                    0
    HVQ (from HRS)                                               (+)                                    0
    HVM (from HRS)                                               (+)                                    0
---------------------------------------------------------------------------------------------------------
    Total Status Modifications                                                                     287016

                         UltraSwitch(R) Billing Summary
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:


  BILLING FORMULA FOR TYPE A TRANSACTIONS
    Confirmed Booking Requests                                                                      10138
    Cancellation Responses                                       (-)                                 4134
---------------------------------------------------------------------------------------------------------
    Total Type A Net Bookings                                                                        6004


  BILLING FORMULA FOR TYPE B TRANSACTIONS
  Reservations
    IS to HRS (sell)                                                                                    0
    SS to HRS (sell)                                             (+)                                    0
    NN to HRS (Need, reply required)                             (+)                                    0
    IN to HRS (sell, possible dup)                               (+)                                    0
    UX from HRS (no cancel)                                      (+)                                    0
---------------------------------------------------------------------------------------------------------
    Total Type B Reservations                                                                           0

  Cancellations
    XX to HRS (cancel)                                                                                  0
    IX to HRS (cancel)                                           (+)                                    0
    NO from HRS                                                  (+)                                  150
    NN from HRS (denial of booking)                              (+)                                    0
    UC from HRS (could not sell)                                 (+)                                   81
---------------------------------------------------------------------------------------------------------
    Total Type B Cancellations                                                                        231


  Type B Net Booking Summary
    Reservations                                                                                        0
    Cancellations                                                (-)                                  231
---------------------------------------------------------------------------------------------------------
    Total Type B Net Bookings                                                                        -231


  NET BOOKING SUMMARY
    Type A Net Bookings                                                                              6004
    Type B Net Bookings                                          (+)                                 -231
---------------------------------------------------------------------------------------------------------
    Total Net Bookings                                                                               5773


  BILLING FORMULA FOR STATUS MODIFICATIONS
    HVC (from HRS)                                                                                 956346
    HVO (from HRS)                                               (+)                               256627
    HVA (from HRS)                                               (+)                               647657
    HVR (from HRS)                                               (+)                                    0
    HVN (from HRS)                                               (+)                                    0
    HVS (from HRS)                                               (+)                                    0
    HVQ (from HRS)                                               (+)                                    0
    HVM (from HRS)                                               (+)                                    0
---------------------------------------------------------------------------------------------------------
    Total Status Modifications                                                                    1860630

                         UltraSwitch(R) Billing Summary
                           03/01/97 through 03/31/97

Global Distribution System:       ALL
Hotel Reservation System:


  BILLING FORMULA FOR TYPE A TRANSACTIONS
    Confirmed Booking Requests                                      15355
    Cancellation Responses                                (-)        6454
-------------------------------------------------------------------------
    Total Type A Net Bookings                                        8901


  BILLING FORMULA FOR TYPE B TRANSACTIONS
  Reservations
    IS to HRS (sell)                                                    0
    SS to HRS (sell)                                      (+)           0
    NN to HRS (Need, reply required)                      (+)           0
    IN to HRS (sell, possible dup)                        (+)           0
    UX from HRS (no cancel)                               (+)           0
-------------------------------------------------------------------------
    Total Type B Reservations                                           0

  Cancellations
    XX to HRS (cancel)                                                  0
    IX to HRS (cancel)                                    (+)           0
    NO from HRS                                           (+)         433
    NN from HRS (denial of booking)                       (+)           0
    UC from HRS (could not sell)                          (+)         255
-------------------------------------------------------------------------
    Total Type B Cancellations                                        688

  Type B Net Booking Summary
    Reservations                                                        0
    Cancellations                                         (-)         688
-------------------------------------------------------------------------
    Total Type B Net Bookings                                        -688


  NET BOOKING SUMMARY
    Type A Net Bookings                                              8901
    Type B Net Bookings                                   (+)        -688
-------------------------------------------------------------------------
    Total Net Bookings                                               8213

  BILLING FORMULA FOR STATUS MODIFICATIONS
    HVC (from HRS)                                                1077481
    HVO (from HRS)                                        (+)      331583
    HVA (from HRS)                                        (+)      738582
    HVR (from HRS)                                        (+)           0
    HVV (from HRS)                                        (+)           0
    HVS (from HRS)                                        (+)           0
    HVQ (from HRS)                                        (+)           0
    HVM (from HRS)                                        (+)           0
-------------------------------------------------------------------------
    Total Status Modifications                                    2147646

                       SUB-CHAIN STATISTICS REPORT


------------------------------------------------------------------------------------------------------------------------------------
                                                           INTERNATIONAL
                 MAR '96  APR '96  MAY '96  JUN '96  JUL '96  AUG '96  SEP '96  OCT '96  NOV '96  DEC '96  JAN '97  FEB '97  MAR'97
------------------------------------------------------------------------------------------------------------------------------------
NET BOOKINGS:
------------
------------------------------------------------------------------------------------------------------------------------------------
Type A Net
Bookings           5,876    5,852    6,292    5,952    5,245    2,788    3,437    3,899    3,416    2,344    3,904    3,667   2,897
------------------------------------------------------------------------------------------------------------------------------------
Type B Net
Bookings          -2,021   -1,932   -2,314   -2,031   -1,428     -114      -71      -62     -174     -119     -198     -152    -457
------------------------------------------------------------------------------------------------------------------------------------
Total Net
Bookings           3,855    3,920    3,978    3,921    3,817    2,674    3,366    3,837    3,242    2,225    3,706    3,515   2,440
------------------------------------------------------------------------------------------------------------------------------------
STATUS
MESSAGES:
------------
------------------------------------------------------------------------------------------------------------------------------------
Status Message
Segments          65,041  279,476  588,223  652,903   624,085  262,016 316,791  261,590  235,216  158,968  304,652  419,970  287,016
------------------------------------------------------------------------------------------------------------------------------------
Ratio of Status
Messages to
Net Bookings       16.87    71.29   142.84   166.51    163.50    97.99   94.11    68.18    72.55    70.55    82.21    119.48  117.63
------------------------------------------------------------------------------------------------------------------------------------
UltraSwitch(R)
Ratio              30.78    32.37    33.06    40.10     39.39    37.73   41.63    40.33    37.36    45.27    34.71     43.04   47.50
------------------------------------------------------------------------------------------------------------------------------------